CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 302

Exhibit 31.1
Healthcare Realty Trust Incorporated
Annual Certification
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, David R. Emery, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Healthcare Realty Trust Incorporated; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	February 18, 2015
/s/ DAVID R. EMERY
David R. Emery
Chairman of the Board and Chief Executive Officer